Exhibit 99.1

Press Release	II-VI Incorporated 375 Saxonburg Boulevard Saxonburg, Pennsylvania 16056 Telephone (724) 352-4455

Release Date:	December 7, 2010	Contact:	Craig A. Creaturo
Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com
Homepage: www.ii-vi.com

II-VI INCORPORATED ANNOUNCES ACQUISITION OF MAX LEVY AUTOGRAPH, INC.

PITTSBURGH, PA, December 7, 2010 — II-VI Incorporated (NASDAQ: IIVI) today announced the acquisition of Max Levy Autograph, Inc. (MLA). MLA manufactures micro-fine conductive mesh patterns for optical, mechanical and ceramic components for applications such as circuitry, metrology standards, target calibration and suppression of Electro-Magnetic Interference (EMI) from its 30,000 square foot manufacturing location in Philadelphia, Pennsylvania. The MLA team of research and manufacturing engineers has also developed technologies utilizing electro-forming and plating and micro-fine diamond contouring for precision patterns on various substrates to service the medical and commercial markets. MLA’s technology is key to the military market as it provides protection for intelligence, surveillance and reconnaissance systems for various aircraft and land vehicles. During this past year, MLA has also become a qualified supplier to II-VI’s Exotic Electro-Optics, Inc. (EEO) subsidiary for various products which require EMI gridding. MLA’s 30 person workforce generated revenues of approximately $5 million for the 12 months ended September 30, 2010. Financial terms of the transaction were not disclosed.

Francis J. Kramer, president and chief executive officer of II-VI Incorporated stated, “MLA adds products and technology well matched with the products and markets served by our EEO subsidiary. During the qualification of MLA as a supplier of EMI grids it became clear the combination of these groups would provide a stronger platform for continued growth in the defense industry and potentially enable market diversification over the longer term. As such, MLA will operate as part of our EEO subsidiary which is consolidated into our Military & Materials business segment. We are delighted to welcome the MLA employees to our company.”

Donald Sedberry, president and major shareholder of MLA commented, “This acquisition provides an excellent opportunity to continue MLA’s long history of supporting our customers with advanced technology development, plus it sets in place a solid foundation for growth. The management, technical and manufacturing personnel of MLA, EEO and II-VI Infrared Optics have worked effectively together and developed a high level of respect for one another. This merger is expected to improve our capabilities to serve our current customers and uncover opportunities to expand our business. We believe the innovative and energetic MLA team is a great fit with the culture and technology of EEO.”

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II-VI Incorporated

December 7, 2010

About II-VI Incorporated

II-VI Incorporated, the worldwide leader in crystal growth technology, is a vertically-integrated manufacturing company that creates and markets products for diversified markets including industrial manufacturing, military and aerospace, high-power electronics and telecommunications, and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company’s infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems, and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers. In the Company’s near-infrared optics business, VLOC manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers. Photop Technologies, Inc. (Photop) manufactures crystal materials, optics, microchip lasers and opto-electronic modules for use in optical communication networks and other diverse consumer and commercial applications. In the Company’s military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, and Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials. In the Company’s Compound Semiconductor Group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. (Marlow) designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and the Worldwide Materials Group (WMG) provides expertise in materials development, process development and manufacturing scale up.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis.

The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual

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II-VI Incorporated

December 7, 2010

results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010; (iii) the purchasing patterns from customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company’s ability to devise and execute strategies to respond to market conditions.

CONTACT:	II-VI Incorporated
Craig A. Creaturo
Chief Financial Officer and Treasurer
(724) 352-4455
creaturo@ii-vi.com

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